Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

May 6, 2022

APARTMENT INCOME REIT CORP.

4582 South Ulster Street, Suite 1700

Denver, Colorado 80237

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special Maryland counsel to Apartment Income REIT Corp., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the sale and issuance from time to time of shares of Class A Common Stock, par value $.01 per share, of the Company (the “Class A Common Stock”), having a maximum aggregate offering price of $500,000,000 (the “Shares”), pursuant to the Equity Distribution Agreements, dated as of May 6, 2022 (the “Equity Distribution Agreements”), among the Company, Apartment Income REIT, L.P., and each of Citigroup Global Markets Inc., BofA Securities, Inc., Evercore Group L.L.C., J.P. Morgan Securities LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, each as sales agent, forward seller and/or principal, as applicable, and, as applicable, each of Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, National Association, Regions Securities LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank and Wells Fargo Bank, National Association, each as forward purchaser.

In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)

the Registration Statement (File Number 333-261445) on Form S-3, including a related Base Prospectus (as herein defined), for registration under the under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of the Class A Common Stock, (collectively, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act;

(b)

the Prospectus included in the Registration Statement at the time it became effective upon filing (the “Base Prospectus”), as supplemented by a Prospectus Supplement, dated May 6, 2022, relating to the Shares (together with the Base Prospectus, the “Prospectus”), each as filed or in the form as filed with the Commission;

(c)

the charter of the Company, as amended, restated, corrected, and supplemented to date (the “Charter”), represented by the Articles of Amendment and Restatement of the Company filed of record with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on December 14, 2020, as certified by the SDAT, as supplemented

APARTMENT INCOME REIT CORP.

May 6, 2022

by Articles Supplementary filed of record with the SDAT on December 14, 2020, and as further supplemented by Articles Supplementary (relating to the Opt-Out from the Maryland Unsolicited Takeovers Act), filed of record with the SDAT on December 14, 2020, as certified to in the Certificate (as herein defined);

(d)	the Bylaws of the Company, as amended and restated and in effect on the date hereof, in the form certified in the Certificate;

(e)

resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, the sale and issuance of the Shares, the authorization of the execution, delivery and performance by the Company of each of the Equity Distribution Agreements, and the delegation to certain officers of the Company of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold from time to time pursuant to the Equity Distribution Agreements (the “Resolutions”), as certified to in the Certificate;

(f)	executed copies of each of the Equity Distribution Agreements;

(g)	a good standing certificate for the Company, dated as of May 3, 2022, issued by the SDAT (the “Good Standing Certificate”); and

(h)	a certificate executed by the President, General Counsel and Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters therein.

In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder, the accuracy and completeness of all public records reviewed by us, and the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination. In making our examination of documents executed by parties (other than the Company, as to which we express our opinion below), we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

We further assume that:

(a)	The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Article IV of the Charter.

(b)

Prior to the issuance of the Shares, the Charter will not be amended, restated, supplemented or otherwise modified; and upon issuance of the Shares, the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock that the Company is then authorized to issue under the Charter.

APARTMENT INCOME REIT CORP.

May 6, 2022

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

(2)

The Shares have been duly authorized and, when and to the extent issued against payment therefor in accordance with the Registration Statement, the Equity Distribution Agreements and the Resolutions, will be validly issued and fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)	The opinion in paragraph (1) with respect to incorporation, existence and good standing of the Company is based solely on the Good Standing Certificate.

(b)

The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(c)

We do not express any opinion herein concerning any law other than the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to the applicability or effect of any federal or state securities (or “blue sky”) laws, including the securities laws of the State of Maryland or any federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland General Corporation Law, we do not express any opinion on such matter.

(d)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”) and supplements our opinion dated December 1, 2021 previously filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report and the use of the name of our firm therein. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)